Exhibit 107

Calculation of Filing Fee Table

FORM S-1

(Form Type)

DIGITAL BRANDS GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rate	Amount Registered(1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee

Fees to be paid	Equity	Common Stock, par value $0.0001 per share	457(c)	578,143	(1)	$7.73	(2)	$4,469,045.39	0.0001381	$617.18
Fees previously paid	Equity	Common Stock, par value $0.0001 per share	457(c)	1,442,308	(3)	$8.17	(4)	$11,783,656.36	0.0001381	1,627.32

		Total Offering Amount						$16,252,701.75		$2,244.50
		Total Fees Previously Paid								$1,627.32
		Total Fee Offsets								-
		Net Fee Due								$617.18

(1)	Pursuant to Rule 416 under the Securities Act, this registration statement shall also cover an indeterminate number of shares of Common Stock of Digital Brands Group, Inc. that may be issued and resold resulting from stock splits, stock dividends or similar transactions. Represents Shares of Common Stock that may be offered for resale Selling Stockholders described in this prospectus, comprised of (i) 11,373 July Crimson Tide Shares, (ii) 24,477 October Crimson Tide Shares, (iii) 385,107 Grove Collective Shares, and (iv) 157,186 Buffalo Sports Shares.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the shares of Common Stock as reported on The Nasdaq Capital Market on December 8, 2025.

(3)

Pursuant to Rule 416 under the Securities Act, this registration statement shall also cover an indeterminate number of shares of Common Stock of Digital Brands Group, Inc. that may be issued and resold resulting from stock splits, stock dividends or similar transactions. Represents Shares of Common Stock that may be offered for resale Selling Stockholders described in this prospectus, comprised of (i) 1,081,731 Holdco Shares, and (ii) 360,577 AAA Shares.

(4)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the shares of Common Stock as reported on The Nasdaq Capital Market on October 17, 2025.